EX-99.23(g)(14)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 12th day of December, 2006, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in officers; and

     WHEREAS, in order to reflect a change in authorized persons,

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL SERIES TRUST                               MELLON TRUST OF NEW ENGLAND, N.A.
JNL INVESTORS SERIES TRUST

By:    /s/ Mark D. Nerud                       By: /s/ Candice Walker
Name:  Mark D. Nerud                           Name:  Candice Walker
Title: President and Chief Executive Officer   Title: Vice President

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS

     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                                 SIGNATURE

Eric Bjornson                                   /s/ Eric Bjornson

Steven J. Fredricks                             /s/ Steven J. Fredrikcs

Daniel W. Koors                                 /s/ Daniel W. Koors

Tracey McLaughlin                               /s/ Tracey McLaughlin

Lynn Mouser                                     /s/ Lynn Mouser

Mark D. Nerud                                   /s/ Mark D. Nerud

Susan S. Rhee                                   /s/ Susan S. Rhee

William V. Simon                                /s/ William V. Simon


                                                JNL SERIES TRUST
                                                JNL INVESTORS SERIES TRUST

                                                By:    /s/ Susan S. Rhee
                                                       Susan S. Rhee, Secretary
                                                Dated: December 12, 2006

                                   APPENDIX B
                                 TRUST OFFICERS

     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                POSITION                  SIGNATURE


Mark D. Nerud            President, and                  /s/ Mark D. Nerud
                         and Chief Executive Officer

Daniel W. Koors          Vice President, Treasurer,      /s/ Daniel W. Koors
                         and Chief Financial Officer

William V. Simon         Vice President, and             /s/ William V. Simon
                         and Assistant Treasurer

Susan S. Rhee            Vice President, Secretary       /s/ Susan S. Rhee
                         and Counsel

Steven J. Fredricks      Chief Compliance Officer        /s/ Steven J. Fredricks


                                               JNL SERIES TRUST
                                               JNL INVESTORS SERIES TRUST

                                               By:     /s/ Susan S. Rhee
                                                       Susan S. Rhee, Secretary
                                               Dated:  December 12, 2006